UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2012 (February 16, 2012)

HOLLY ENERGY PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32225	20-0833098
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2828 N. Harwood, Suite 1300 Dallas, Texas 75201

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (214) 871-3555

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

The following information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition.”

On February 16, 2012, Holly Energy Partners, L.P. (the “Partnership”) issued a press release announcing the Partnership’s fourth quarter of 2011 results. A copy of the Partnership’s press release is attached hereto as Exhibit 99.1 and incorporated herein in its entirety.

By filing this report on Form 8-K and furnishing this information, the Partnership makes no admission as to the materiality of any information in this report, including Exhibit 99.1, or that any such information includes material investor information that is not otherwise publicly available.

The information contained in this report on Form 8-K, including the information contained in Exhibit 99.1, is intended to be considered in the context of the Partnership’s Securities and Exchange Commission (“SEC”) filings and other public announcements that the Partnership may make, by press release or otherwise from time to time. The Partnership disclaims any current intention to revise or update the information contained in this report, including the information contained in Exhibit 99.1, although the Partnership may do so from time to time as its management believes is warranted. Any such updating may be made through the furnishing or filing of other reports or documents with the SEC, through press releases or through other public disclosure.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1 —	Press Release of the Partnership issued February 16, 2012 announcing fourth quarter of 2011 results.*

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistics Holdings, L.P.
its General Partner

	By:	Holly Logistic Services, L.L.C. its General Partner

		By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

Date: February 16, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1 —	Press Release of the Partnership issued February 16, 2012 announcing fourth quarter of 2011 results.*

*	Furnished herewith.